SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2017 root9B Holdings, Inc.
(Exact name of Company as specified in Charter)

Delaware(State or other jurisdiction of incorporation or organization)	000-50502(Commission File No.)	20-0443575(IRS Employee Identification No.)

102 N. Cascade Avenue, Suite 220
Colorado Springs, CO 80919
(Address of Principal Executive Offices)

(602) 889-1137
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2017, root9B Holdings, Inc., a Delaware corporation (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), informing the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 (the “Form 10-Q”) with the Securities and Exchange Commission.

The Nasdaq letter provides that the Company has until July 24, 2017 to submit a plan to regain compliance. The Company is working diligently to complete the work necessary to file the Form 10-Q and intends to file such report as soon as practicable.

Item 8.01
Other Events.

On May 24, 2017, the Company issued a press release announcing, among other things, the postponement of its 2017 annual meeting of stockholders to July 19, 2017, the Nasdaq letter, and the anticipated timing of the Form 10-Q. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

On May 25, 2017, the Company issued a press release announcing, among other things, its partnership with The Chertoff Group. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B HOLDINGS, INC.

Dated: May 25, 2017	By:	/s/ Dan Wachtler
	Name:	Dan Wachtler
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 24, 2017.
99.2	Press Release dated May 25, 2017.